UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

SENSE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

000-29990
(Commission File Number)

British Columbia	90010141
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2535 N. Carleton Avenue, Grand Island, NE  68803
 (Address of principal executive offices) (Zip Code)

(303) 381-1355
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Sense Technologies, Inc. (the "Company") entered into a nonbinding letter of intent (the "Letter of Intent") with R and D, USA, LLC for the acquisition of business assets comprising R and D USA, LLC's means of production of soy meal and soy oil products and non-GMO products, certified organic products, refined oils, agricultural oils, and other related specialty fertilizer crop products, including all intellectual and intangible property related thereto.

At present, we intend to structure the transaction as a sale of the Business Interests to the Company, in consideration for which the Company initially shall raise $350,000 for the purpose of working capital for the soybean processing mill, and issue to R and D, USA, LLC common shares in the Company.  The shares will be issued in two tiers of a number of common shares of the Company to be determined before entering the definitive agreement.

The Letter of Intent is nonbinding as to the consummation of the proposed acquisition transaction with any obligation to proceed with such a transaction to be included in a definitive agreement to be negotiated between the parties.

The execution of a definitive agreement is conditional on Sense Technologies, Inc. and R and D, USA, LLC satisfactorily completing their respective due diligence reviews.

The proposed transaction may be subject to the approval of our shareholders and the approval of R and D, USA, LLC.  The approvals needed will depend on the transaction structure contained in any definitive agreement that may be entered into.  We cannot provide any assurance that the required approvals will be granted, and in the event they are not, we will not be able to proceed with the transaction.

Any consummation of the proposed transaction will need to be performed in compliance with applicable securities laws and regulations, and may require the filing of comprehensive disclosure documents which may add to the expense and time needed for the completion of the transaction.

Our management cautions investors against making investment decisions based on any expectation that the proposed transaction will be consummated, or that the proposed transaction will result in any short-term increase in share value, because, in its view, such expectations are speculative.

Contemporaneously with the filing of this current report, we plan to issue a press release announcing the execution of the letter of intent.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

The following exhibits are filed with this report:

Exhibit Number	Description

10.1	Letter of Intent dated May 25, 2016 and entered into by and between Sense Technologies, Inc. and R and D, USA, LLC.

99.1	Press Release dated May 26, 2016

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSE TECHNOLOGIES, INC.

May 26, 2016	By:	/S/ BRUCE E. SCHREINER
Bruce E. Schreiner, President and Director